EXHIBIT 10

SHARE PURCHASE AND TRANSFER AGREEMENT

This SHARE PURCHASE AND TRANSFER AGREEMENT, dated November 17, 2014 (“Agreement”) is entered into by and between Ms. Siu Ling Chan a Hong Kong resident (ID No. P725946(1), the “Seller”), and Megavest Group Limited (“Purchaser”), a limited liability company organized under the laws of British Virgin Islands. The Seller and Purchaser are hereinafter collectively referred to as “Parties” and each a “Party”.

WHEREAS, Seller owns of record and beneficially an aggregate of 1,183,790 shares of common stock, par value US$0.0001 per share (the “Transferring Shares”), of China Biologic Products, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”); and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase and acquire from Seller the Transferring Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties contained herein, the Parties agree as follows:

Article I
SHARES PURCHASE AND TRANSFER

Section 1.1 Share Purchase and Transfer. On the Closing Date (as defined below) and subject to the terms and conditions set forth in this Agreement, Seller shall sell, assign, transfer, convey and deliver the Transferring Shares to Purchaser, and Purchaser shall purchase and accept the Transferring Shares from Seller in exchange for US$50.58 per Transferring Share. The aggregate purchase price for the Transferring Shares shall be $59,876,098 (the “Purchase Price”).

Section 1.2 Purchaser’s Rights. For the avoidance of any doubt, Purchaser shall have the sole voting right and sole investment power, including the sole power to dispose or to direct the disposal, in connection with all of the Transferring Shares immediately upon Closing.

Section 1.3 Closing. Upon the terms and subject to the conditions contained in this Agreement, the transfer of the Transferring Shares by Seller to Purchaser and the consummation of the transactions contemplated hereby (the “Closing”) will take place and become effective immediately upon the execution and delivery of this Agreement at the place and time mutually designated by the Parties. The date on which the Closing occurs is referred to herein as the “Closing Date”. At the Closing, Seller shall deliver or cause to be delivered the following documents to Purchaser: (i) a transaction receipt, and (ii) such other documents as may be reasonably required by Purchaser in order to complete the purchase of the Transferring Shares from Seller by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to Seller the Closing Payment in accordance with Schedule A.

Article II
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as of the date hereof as follows:

Section 2.1 Organization. Seller is an individual, and not a corporate entity or a trust.

Section 2.2 Authorization and Validity of Agreements. Seller has all right, power and authority to execute and deliver this Agreement, to perform her obligations hereunder and to consummate the transactions contemplated hereby and upon the execution and delivery by the other party and the performance of its obligations herein, this Agreement will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the respective terms herein.

Section 2.3 No Conflict or Violation. The execution, delivery and performance of this Agreement by Seller do not and will not violate any provision of law, or any order, judgment (including, but not limited to, the HK Lawsuit, as defined hereunder) or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement, including, but not limited to, the Repurchase Agreement by and among Seller, Mr. Lam Tung and the Company dated as of January 27, 2014, the Settlement Agreement by and among Seller, Mr. Lam Tung, the Company and the plaintiffs to the HK Lawsuit dated January 27, 2014 (the “Settlement Agreement”) or instrument to which Seller is a party or by which it is bound or to which any of their respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Seller, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Seller is bound.

Section 2.4 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of her obligations hereunder.

Section 2.5 Litigation. There is no action, suit, proceeding or investigation pending or threatened against the Seller that may affect the validity of this Agreement or the right of Seller to enter into this Agreement or to consummate the transactions contemplated hereby. The lawsuit in the High Court of the Hong Kong Special Administrative Region, Court of First Instance against Seller and Mr. Lam Tung with respect to 5,178,962 shares of common stock, par value US$0.0001 per share, of the Company (Action No. 1424 of 2012) (the “HK Lawsuit”), was settled pursuant to the Settlement Agreement.

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Section 2.6 Seller’s Status.

(a) Seller is a sophisticated investor with sufficient investment or financial knowledge and experience as well as knowledge in the Company, which enables her to properly evaluate the risks and merits of her participation in the transaction contemplated hereunder and protect her own interest in connection therewith. Seller has made a determination based on her own independent review and such professional advice as she deems appropriate that (i) her consideration of the sale of the Transferring Shares to Purchaser in the transaction contemplated hereunder is fully consistent with her financial needs, objectives and condition, and (ii) the terms of the transaction contemplated hereunder have been agreed through arm’s-length negotiation and are fair to Seller.

(b) Seller is the sole record and beneficial owner of the Transferring Shares and has the full right, power and authority to sell and transfer the Transferring Shares being transferred by her free and clear of any lien, encumbrance, option, charge, equitable interest or restriction.

(c) Seller is selling the Transferring Shares for Seller’s own account only and not with a view to, or for sale in connection with, a distribution of such Transferring Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). No portion of the purchase price for such Transferring Shares will be received by the Company. The transaction hereunder is not conducted at the request of the Company or for the Company’s benefits.

(d) Seller is not an “affiliate” of the Company as such term is defined under Rule 144 of the Securities Act. Seller has held the Transferring Shares for more than two years and at the time of Closing, such Transferring Shares shall be transferred to Purchaser free of the restrictive legend under the Securities Act.

(e) At no time has Seller presented Purchaser or any other party with or solicited Purchaser or any other party through any publicly issued or circulated newspaper, mail, radio, television or other form of general advertisement or solicitation in connection with the transfer of the Transferring Shares.

Section 2.7 Purchase Price. Seller fully understands that the Purchase Price may be less than the current trading price of the Transferring Shares and believes that, due to the size of Seller’s holdings, any attempt to dispose of the Transferring Shares on the public market would most likely drive the market price down and result in an average price per share that is less than an amount equaling (x) the Purchase Price divided by (y) the number of Transferring Shares. Seller believes it to be in Seller’s best interest to sell the Transferring Shares at the Purchase Price, which represents the three-month average closing price of the Company’s common stock on the NASDAQ stock market.

Section 2.8 Survival. Each of the representations and warranties set forth in this Article II shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

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Article III
REPRESENTATIONS AND WARRANTIES OF Purchaser

Purchaser hereby represents and warrants to Seller as of the date hereof as follows:

Section 3.1 Corporate Organization. Purchaser is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by Purchaser or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Purchaser.

Section 3.2 Authorization and Validity of Agreements. The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate actions on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser, and is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the respective terms herein.

Section 3.3 No Conflict or Violation. The execution, delivery and performance of this Agreement by Purchaser does not and will not violate or conflict with any provision of the constituent documents of Purchaser, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Purchaser is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Purchaser, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Purchaser is bound.

Section 3.4 No Approvals. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution and delivery of this Agreement, the performance by the Purchaser of its obligations hereunder or the consummation of the transactions contemplated by this Agreement.

Section 3.5 Purchaser’s Status.

(a) Purchaser is a sophisticated investor with sufficient investment or financial knowledge and experience, which enable Purchaser to properly evaluate the risks and merits of Purchaser’s participation in the transaction contemplated hereunder and protect Purchaser’s own interest in connection therewith. Purchaser has made a determination based on Purchaser’s independent review and such professional advice (including access to, and consultation with, Purchaser’s own legal counsel) as Purchaser deems appropriate that (i) Purchaser’s consideration received from the purchase of the Transferring Shares in the transaction contemplated hereunder is fully consistent with Purchaser’s financial needs, objectives and condition, and the sources of such funds are not affiliated with Seller, (ii) the terms of the transaction contemplated hereunder have been agreed through arm’s-length negotiation and are fair to Purchaser, and (iii) the Purchase Price of the transaction contemplated hereunder represents the fair value of the Transferring Shares.

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(b) All Transferring Shares to be acquired by Purchaser hereunder will be acquired by Purchaser for Purchaser’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(c) Purchaser further acknowledges and confirms that (i) Purchaser is capable of bearing the economic risk and burden of its investment in the Transferring Shares, the possibility of a complete loss of all of such investment and the possible low liquidity of the Company’s common stock, (ii) at no time was Purchaser presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising, (iii) Purchaser has substantial experience in investing in securities and therefore has the ability to “fend for itself” in connection with its investment in the Transferring Shares, and (iv) Purchaser has obtained sufficient information concerning the Company, its business, financial condition and prospects based on the Company’s public disclosures to reach an informed and knowledgeable decision to acquire the Transferring Shares.

Section 3.6 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Purchaser in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.7 Purchaser’s Business. Purchaser does not engage in any plasma related business in China and is not a controlling shareholder, directly or indirectly, of any such company.

Section 3.8 Survival. Each of the representations and warranties set forth in this Article III shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

Article IV
MISCELLANEOUS PROVISIONS

Section 4.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 4.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

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Section 4.3 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 4.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile or email (with acknowledgment of complete transmission) to the Parties at the following addresses or at such other address for a Party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

If to Seller, to:

Ms. Siuling Chan

c/o Dorsey & Whitney LLP

51 West 52nd Street

New York, New York 10019

Email: pan.catherine@dorsey.com

Attention: Catherine X. Pan-Giordano, Esq.

If to Purchaser, to:

Megavest Group Limited

c/o: Yajie Zheng

Email: yajie_zheng@yahoo.com.hk

With a copy to:

Pryor Cashman LLP

7 Times Square, New York, NY 10036

Email: echen@pryorcashman.com

Attention: Elizabeth Chen, Esq.

Section 4.5 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 4.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

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Section 4.7 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 4.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 4.9 Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of New York State, without regard to the principle of conflict laws thereunder. All disputes between the Parties arising out of or relating to this Agreement shall be finally settled at the Hong Kong International Arbitration Centre (the “Center”) in accordance with the Rules of Arbitration of the Center by one arbitrator appointed in accordance with said Arbitration Rules. The place of arbitration shall be in Hong Kong. The arbitration shall be conducted in English. The resolution of any dispute by arbitration pursuant to this Section shall be non-appealable, final, binding and conclusive on the Parties to such dispute and may be enforced and entered as a judgment in any court of law with jurisdiction thereof. Notwithstanding the foregoing, any Party shall be free to seek interim or permanent equitable or injunctive relief, or both, from any court having jurisdiction to grant the same.

Section 4.10 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 4.11 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

[Signature Page to Follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER

/s/ Siu Ling Chan
SIU LING CHAN

PURCHASER

MEGAVEST GROUP LIMITED

By:	/s/ Yajie Zheng
AUTHORIZED SIGNATORY
YAJIE ZHENG

[Signature Page to Share Purchase and Transfer Agreement]